Exhibit 10.1

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (“this First Amendment”) is made and entered into as of August 8, 2019, by and between CBIZ BENEFITS & INSURANCE SERVICES, INC., a Missouri corporation (the “Borrower”), and THE HUNTINGTON NATIONAL BANK, a national banking association (the “Lender”).

Recitals:

A.The Borrower and the Lender are parties to that certain Loan Agreement dated as of August 16, 2018 (the “Loan Agreement”), pursuant to which, inter alia, the Lender agreed, subject to the terms and conditions thereof, to advance Revolving Loans (as this and other capitalized terms used herein but not otherwise defined herein are defined in the Loan Agreement).

B.Principal and all accrued interest under the Revolving Loans are due and payable in full on August 16, 2019.

C. The Borrower has requested that the Lender agree to extend the Revolving Availability Termination Date under the Loan Agreement for three hundred sixty-four (364) days.

D.Subject to the terms and conditions of this First Amendment, the Lender has agreed to such request.

Agreements:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Borrower and the Lender hereby agree as follows:

1.Amendments to Loan Agreement.

(a) The defined term “Revolving Availability Termination Date” set forth in Section 1.01 of the Loan Agreement is hereby amended by deleting the words “August 16, 2019” and inserting the words “August 6, 2020” in their stead.

2.Effective Date; Conditions Precedent.  The modifications to the Loan Agreement set forth in Paragraph 1, above, shall not be effective unless and until the date on which the Borrower has satisfied all of the following conditions precedent (such date of effectiveness being the “First Amendment Effective Date”):

(A)The Lender shall have received counterparts of this First Amendment executed by the Borrower.

(B)On the Effective Date and after giving effect to the amendments contained herein (i) there shall exist no Event of Default, and (ii) the representations and warranties of the Borrower under the Loan Agreement, as amended by this First Amendment, shall be true and correct as of the Effective Date, subject only to variances therefrom acceptable to the Lender.

(C)All legal matters incident to this First Amendment and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to Squire Patton Boggs (US) LLP, Cleveland, Ohio, special counsel to the Lender.

3.Other Loan Documents.  Any reference to the Loan Agreement in any of the Loan Documents shall, from and after the Effective Date, be deemed to refer to the Loan Agreement, as modified by this First Amendment.

4.Confirmation of Debt.  The Borrower hereby affirms all of its liabilities and obligations to the Lender under the Loan Agreement, as modified hereby, and that such liabilities and obligations are owed to the Lender.  The Borrower further acknowledges and agrees that as of the date hereof, it has no claims, defenses or set-off rights against the Lender of any nature whatsoever, whether sounding in tort, contract or otherwise; and there are no claims, defenses or set-offs to the enforcement by the Lender of the liabilities and obligations of the Borrower to the Lender under the Loan Agreement or any of the Loan Documents.

5. Lender’s Expense.  The Borrower agrees to reimburse the Lender promptly for its costs and expenses incurred in connection with this First Amendment and the transactions contemplated hereby.

6.No Other Modifications; Same Indebtedness.  Except as expressly provided in this First Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain unchanged and in full force and effect.  The modifications effected by this First Amendment and by the other instruments contemplated hereby shall not be deemed to provide for or effect a repayment and re-advance of any of the Revolving Loans now outstanding, it being the intention of the Borrower and the Lender hereby that the indebtedness owing under the Loan Agreement, as amended by this First Amendment, be and hereby is the same indebtedness as that owing under the Loan Agreement immediately prior to the effectiveness hereof.

7.Governing Law; Binding Effect.  This First Amendment shall be governed by and construed in accordance with the laws of the State of Ohio and shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

8.Counterparts.  This First Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed a fully executed agreement.

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IN WITNESS WHEREOF, the Borrower and the Lender have hereunto set their hands as of the date first above written.

CBIZ BENEFITS & INSURANCE SERVICES,
INC.

By:	/s/ Cynthia Sobe
Name:	Cynthia Sobe
Title:	Treasurer

THE HUNTINGTON NATIONAL BANK

By:	/s/ Brian H Gallagher
Name:	Brian H. Gallagher
Title:	Senior Vice President

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